Exhibit 32.1

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER

OF REGO PAYMENT ARCHITECTURES, INC.

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Annual Report on Form 10-K of REGO Payment Architectures, Inc. (the "Company") for the year ended December 31, 2021, as filed with the Securities and Exchange Commission (the "Report"), I, Peter S. Pelullo, Chief Executive Officer of the Company, do hereby certify, pursuant to 18 U.S.C. Section 1350, that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 31, 2022	By:	/s/ Peter S. Pelullo
Peter S. Pelullo
Chief Executive Officer